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                                                                  EXHIBIT 10x-17

                       AMENDMENT TO THE BELLSOUTH PERSONAL
                         RETIREMENT ACCOUNT PENSION PLAN

     THIS AMENDMENT to the BellSouth Personal Retirement Account Pension Plan (the "Plan") is made this 22nd day of December, 2005 and effective as of the dates specified herein.

                                   WITNESSETH:

     WHEREAS, BellSouth Corporation (the "Company") sponsors the Plan, which was amended and restated effective January 1, 1998, and subsequently amended from time to time; and

     WHEREAS, pursuant to Section 15.01 of the Plan, the BellSouth Board of Directors' Nominating and Compensation Committee (the "Committee") is authorized to amend the Plan; and

     WHEREAS, the Committee approved a provision at its February 28, 2005 meeting to amend the Plan to provide an additional credit for the 2005 Plan Year equal to 2% of each Plan participant's 2005 compensation; and

     WHEREAS, the Committee authorized appropriate officers of the Company to do such further acts and to execute such documents as may be necessary or advisable to effectuate the purposes of such action; and

     WHEREAS, pursuant to Section 15.01 of the Plan, the Employees' Benefit Committee (the "EBC") is authorized to adopt nonmaterial amendments to the Plan; and

     WHEREAS, the EBC approved the plan adoption for employees of IYP Employee Services; and

     WHEREAS, the EBC approved amendments to the Plan at its June 29, 2005 and October 10, 2005 meetings to change the mandatory payments of small benefits; and

     WHEREAS, the Plan must be amended for certain other miscellaneous and technical changes; and

     WHEREAS, L.M. Berry and Company ("Berry") previously adopted the Plan subject to certain modifications described in Schedule 2 of the Plan; and

     WHEREAS, the EBC approved an amendment to the Plan at its October 10, 2005 meeting to amend Schedule 2 to eliminate the beneficiary designation process for L.M. Berry and Company participants; and

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     WHEREAS, the EBC approved an amendment to the Plan at its December 19, 2005 meeting to amend the Plan to provide the interest crediting rate of 4.89% for the L.M. Berry and Company participants for the 2005 Year.

     NOW, THEREFORE, pursuant to the authority delegated by the Committee and the EBC, the undersigned officer approves the following amendments to the Plan:

                                       1.

     Effective January 1, 2005, amend Section 3 of the Plan by adding the following sentence at the end of Subparagraph 3.05(a):

          "The Board has approved an additional credit for the 2005 Plan Year equal to the Participant's Compensation multiplied by two percent, and this additional credit shall be credited to each Participant's account as of the last day of such Plan Year."

                                       2.

Effective January 1, 2005, amend Schedule 1 of the Plan by adding the following Participating Company at the end of Schedule 1:

Participating Company   Effective Date of Participation
---------------------   -------------------------------
IYP Employee Services   January 1, 2005

                                       3.

     Effective as of January 1, 2005, Schedule 2 of the Plan regarding L.M. Berry and Company is hereby amended by adding to the end of Paragraph 4(f) the following:

     "As of the last day of Plan Year 2005, each Participant's account shall be credited with interest at the rate of 4.89% under the terms of the Plan."

                                       4.

     Effective as of March 28, 2005, Section 7.06 of the Plan is hereby amended by deleting the first paragraph of 7.06(a) and replacing it with the following:

     "If the greater of the Participant's account balance or the present value of the Participant's accrued benefit (determined using the Applicable Mortality Table and the Applicable Interest Rate) is less than or equal to $1,000 as of the date of

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     his Pension Commencement Date, a lump-sum settlement equal to such greater amount shall be payable to him on such date in lieu of any other benefits under the Plan, if the greater of such amounts remains $1,000 or less through the date of payment; provided that, if a Participant's Pension Commencement Date occurs before March 28, 2005 and after March 31, 1998, the lump sum settlement shall be payable with respect to benefits of $5,000 or less; further provided that, if a Participant's Pension Commencement Date occurs before April 1, 1998 the lump sum settlement shall be payable with respect to benefits of $3,500 or less.

                                       5.

     Also effective as of March 28, 2005 Section 7.06 of the Plan is hereby amended by deleting paragraph (b) replacing it with the following:

     "A lump sum settlement shall be payable to the Participant's surviving spouse in lieu of the benefits otherwise payable to such spouse pursuant to Paragraphs 8.02 or 8.03 if the lump sum value (as defined in Sections 8.02 and 8.03) is less than or equal to $1,000 as of the date of his Pension Commencement Date, if the value remains $1,000 or less through the date of payment; provided that, if a surviving spouse's Pension Commencement Date occurs before March 28, 2005 and after March 31, 1998 the lump sum settlement shall be payable with respect to benefits of $5,000 or less; further provided that, if a surviving spouse's Pension Commencement Date occurs before April 1, 1998, the lump sum settlement shall be payable with respect to benefits of $3,500 or less."

                                       6.

     Effective as of January 1, 2006, Paragraph 5(e) of Schedule 2 of the Plan regarding L.M. Berry and Company participants, is hereby amended by deleting such paragraph (including the reference to Section 8 of the PRA), and replacing it with the following:

     "If a Grandfathered Participant whose pension benefit would be paid under subparagraphs (c) or (d) of this Paragraph 5 dies prior to payment or commencement of payment thereof, pre-commencement death benefits under the Plan with respect to such Participant shall be payable under the terms of the PRA (Sections 8.02 and 8.03), with further explanation:

     A surviving eligible spouse shall receive 100% of the Grandfathered Participant's accrued benefit, with respect to both the Berry Benefit and/or PRA Benefit, the amount that the Grandfathered Participant would have received had he retired or terminated employment on the day of his death. The surviving spouse shall have the same optional forms of payment as the Grandfathered Participant would have had. If there is no surviving eligible spouse, then the lump sum value of the benefit will be paid to the participant's estate.

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                                       7.

     Effective as of January 1, 2004, adding the following to the end of Article V of the Plan:

     "Notwithstanding anything in the Plan to the contrary and subject to Treasury Regulation Section 1.417(e)-1(b)(3) and such other guidance as may be issued by the Secretary of Treasury from time to time (including, but not limit to, the requirement that retroactive payments be increased with applicable interest), the retirement notice described in the Plan may be provided after a Participant's Pension Commencement Date; provided, the 90-day period during which a participant may make a qualified retirement election shall not end before the 30-day period (or the 7-day period in the case of a waiver of the 30-day period as described in the Plan) beginning after the date on which such retirement notice is provided."

                                       8.

     Any other provisions of the Plan not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized officer of the Company.


                                        By: /s/ Richard D. Sibbernsen
                                            ------------------------------------
                                            Richard D. Sibbernsen
                                            Vice President -- Human Resources